EXHIBIT 10.8

TECHNOLOGY LICENSING AGREEMENT

I. DEFINITIONS

1. “Galanis Game Server Engine” is a software product which includes all related source files, object code, tools, and documentation. The term “Galanis Game Server Engine” shall also specify any software, in source or object format, resulting from any modification of the Galanis Game Server Engine from its original form. The term “Product” shall be equivalent in meaning to the term “Galanis Game Server Engine”.

2. “Licensor” is Gregory Galanis, an individual residing in Charlotte, Mecklenburg County, North Carolina.

3. “Licensee” is Stream Flow Media, Inc., a Colorado corporation.

II. LICENSE

1. This agreement grants Licensee an exclusive license to use the Galanis Game Server Engine for the purposes of developing gaming “leaderboards” that dynamically “spawn” additional leaderboards when the number of individual players reaches the maximum number set by Licensee. Additionally, the Galanis Game Server Engine will tally the “wins” of each user at intervals set by the Licensor, to award prizes to the highest point earner.

2. The Licensor agrees to provide to the Licensee all of the relevant materials, including source code, object code, tools, and documentation, that collectively make up the Galanis Game Server Engine which is designed to allow the Licensee to dynamically create new leaderboards, when the current leaderboard reaches a saturation point. The leaderboards can be created by Licensee’s choice of city, state, zip code, or GPS coordinates built into the user’s mobile device. The Galanis Game Server Engine also keeps track of the number of points earned by users, based upon a points system specified by Licensee.

3. The Licensee may create an unlimited number of games using the Galanis Game Server Engine.

4. Any game created by the Licensee may be publicly or privately sold at any price.

5. Games may be distributed by physical or electronic means.

6. The license provided by this agreement may not be transferred to a third party under any circumstances. In the event of the dissolution of the Licensee, this agreement shall be terminated immediately.

III. FEES AND REQUIREMENTS

1. The Licensor agrees that Licensee will not pay any amount for use of this license.

2. The Licensee may not sell, rent, lease, sublicense, or redistribute the Galanis Game Server Engine or any augmentation or modification thereof to a third party. In particular, there are no circumstances under which the Licensee may distribute Galanis Game Server Engine source code, or any part thereof, to a third party. The Licensee is permitted to distribute only the binary (object code) form of the Galanis Game Server Engine to third parties when it is necessary as part of a game.

3. The Licensee shall not remove or alter any notice of copyright, trademark, patent, or confidentiality from the Galanis Game Server Engine.

IV. NON-DISCLOSURE

1. The Licensee agrees to conscientiously and carefully protect the confidentiality of the materials composing the Galanis Game Server Engine. The Licensee acknowledges and understands that all information pertaining to the internal functioning of the Galanis Game Server Engine, including, but not limited to, source code, software design, algorithmic processes, mathematical formulas, security measures, and performance data, is confidential. The Licensee may not, through any means, disclose to any third party any confidential information without the express written permission of the Licensor.

2. The Licensee acknowledges that the unauthorized disclosure of confidential information, whether intentional or accidental, may result in significant and irreparable damages to the Licensor, and that it may be difficult to assign a monetary value to such damages. Therefore, in the event of a breach of this section, the Licensor shall be entitled, without waiving any other rights or remedies, to such injunction or equitable relief as may be deemed proper by a court of competent jurisdiction.

3. The Licensee shall not be liable for disclosure of confidential information that (a) was publicly available through the intent of the Licensor at the time it was communicated to the Licensee, (b) was made publicly available by the Licensor at some time before disclosure by the Licensee, or (c) is required to be disclosed in response to a valid order by a court or other governmental body, provided that the Licensee provides the Licensor with at least ten (10) days prior written notice of such disclosure in order to permit the Licensor to seek confidential treatment of such information.

V. TERMINATION

1. This license agreement terminates if the Licensor ceases to be employed by the Licensee.

2. In the event of termination of this agreement, the Licensor shall notify the Licensee by email that the license has been terminated. Upon receipt of such notification, the Licensee is required to immediately destroy all copies of the Galanis Game Server Engine in its possession and certify, by email, to the Licensor that its obligations under this section have been carried out.

VI. DISCLAIMER

1. THE PRODUCT IS PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND. THE LICENSOR MAKES NO WARRANTY REGARDING THE PRODUCT, EXPRESS OR IMPLIED. THE LICENSOR EXPRESSLY DISCLAIMS AND THE LICENSEE HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

2. The Licensee hereby acknowledges and agrees that the Licensor has not made or granted any express or implied warranties concerning the Product.

3. (Limitation of Damages) The Licensor shall not be liable for any indirect, lost profits, consequential, exemplary, incidental, or punitive damages under this agreement regardless of the form of action, whether in contract or in tort, including negligence, regardless of whether the Licensor has been advised of the possibility of such damages in advance or whether such damages are reasonably foreseeable. The liability of the Licensor for any reason and for any cause of action whatsoever, whether in contract or in tort, including negligence, in connection with this agreement and the Product shall be limited to the amount of money paid by the Licensee to the Licensor under Article III.

4. (Force Majeure) The Licensor shall not be liable for any failure to perform its obligations under this agreement because of circumstances beyond the control of the Licensor, which such circumstances shall include (without limitation) natural disaster, terrorism, riot, sabotage, labor disputes, war; any acts or omissions of any government, governmental authority, or declarations of governments; transportation delays, power failure, computer failure, telecommunications failure, electronic mail failure, failure of the Licensee to cooperate with the reasonable requests of the Licensor, misuse of the product by the Licensee, breach of this agreement by the Licensee, and any events reasonably beyond the control of the Licensor.

VII. INDEMNIFICATION

The Licensee shall defend, indemnify, and hold harmless the Licensor from and against any expense, cost, loss, or liability resulting from any claims related to use of the Product and any updates, enhancements, or modifications thereto, (including, without limitation, any claim for breach of warranty, libel, slander, and invasion of privacy) and any liability, demands, claims, or actions arising from the acts (or any failure to act) of the Licensee hereunder and any breach by the Licensee of the obligations of the Licensee hereunder.

VIII. MISCELLANEOUS

1. This agreement may not be modified unless agreed in writing and signed by both the Licensor and Licensee.

2. This agreement contains the entire understanding of the parties and supersedes any and all previous verbal and written agreements between the parties concerning licensing of the Product.

3. (Severability) If a provision of this License is rendered invalid, the remaining provisions shall remain in full force and effect.

4. This agreement shall be governed by the laws of the State of North Carolina, United States of America, without regard to any rules of conflict and choice of laws that require the application of laws of another jurisdiction, and venue shall be Charlotte, Mecklenburg County, North Carolina.

5. Waiver of breach of this agreement shall not constitute waiver of another breach. Failing to enforce a provision of this agreement shall not constitute a waiver or create an estoppel from enforcing such provision. Any waivers of a provision of this agreement shall not be binding and shall be void unless such waiver is in writing and signed by the party waiving such provision.

6. It is agreed that the relationship of the parties is primarily that of licensee and licensor. Nothing herein shall be construed as creating a partnership, joint venture, an employment relationship, or an agency relationship between the parties, or as authorizing either party to act as agent for the other. Each party shall maintain its separate identity.

7. Each party hereby represents and warrants that all representations, recitals, statements, and information provided to each other under this agreement are true, correct, and accurate to the best of their knowledge.

8. The terms and conditions of Articles I, IV, V, VI, VII, and VIII of this agreement shall survive termination and cancellation of this agreement.

Signed, this the 5th day of May, 2014, by:

Licensor: /s/ Gregory Galanis

Gregory Galanis

Licensee: /s/ Gregory Galanis

Gregory Galanis, on behalf of Stream Flow Media, Inc.